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                                                                     EXHIBIT 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, NY 10036

                                                               December 14, 2001

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054

Re:  DRS Technologies, Inc. Registration on Form S-3

Ladies and Gentlemen:

    We have acted as special counsel to DRS Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof with the Securities and Exchange Commission (the "462(b) Registration Statement") pursuant to
Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which relates to the public offering by the Company of up to an additional 575,000 shares (including 75,000 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (File No. 333-73912) filed with the Securities and Exchange Commission (the "Commission") on November 21, 2001 under the Act, Amendment No. 1 to such Registration Statement filed with the Commission on November 29, 2001 and Amendment No. 2 to such Registration Statement filed with the Commission on December 11, 2001 and declared effective by the Commission on December 14, 2001 relating to 3,450,000 shares of Common Stock (including 450,000 shares subject to an over-allotment option) (such Registration Statement, as so declared effective, being hereinafter referred to as the "Registration Statement").

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the 462(b) Registration Statement; (iii) the executed Underwriting Agreement, dated December 14, 2001 (the "Underwriting Agreement") entered into by and among the Company, as issuer, Bear, Stearns &. Co., Inc. and First Union Securities, Inc. as underwriters (the "Underwriters") and the Selling Stockholders named therein (each, a "Selling Stockholder") the form of which was filed as an exhibit to the Registration Statement; (iv) the executed Custody Agreements and Power of Attorney entered into among each Selling Stockholder, the Attorneys-in-Fact and the Custodian; (v) a specimen certificate representing the Common Stock; (vi) the Certificate of Incorporation of the Company, as presently in effect, (vii) the By-Laws of the Company, as presently in effect; and (viii) certain resolutions of the Board of Directors of the Company authorizing the offering and related matters (the "Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original
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documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering to opinions set forth below, we have assumed that the certificates evidencing the Shares will conform to the specimen certificate examined by us.

    Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

    Based upon and subject to the foregoing, we are of the opinion that when
(i) the 462(b) Registration Statement becomes effective under the Act and
(ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement and the Resolutions, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Skadden, Arps, Slate, Meagher &
                                          Flom LLP